Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Audited Combined Financial Statements

INDEPENDENT AUDITORS’ REPORT

Shareholder and Member
Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates:

Report on the Financial Statements
We have audited the accompanying combined financial statements of Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates (the “Company”), which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of income, comprehensive income, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud our error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As described in Notes 1 and 15, in March 2014 the Financial Accounting Standards Board issued Accounting Standards Update 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, which no longer requires nonpublic companies to apply variable interest entity guidance to certain common control leasing arrangements. The Company adopted this guidance for 2013 and retrospectively applied it to 2012.

Report on Combining Information
Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The supplementary information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies, and it is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the combining information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

October 21, 2014

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Balance Sheets

December 31, 2013 and 2012

Assets

	2013	2012
Current assets:
Cash and cash equivalents	$5,550,026	3,075,882
Accounts receivable - trade
net of allowance for doubtful accounts	13,345,910	9,901,135
Accounts receivable - affiliates and others	132,113	83,829
Note receivable, current - affiliate	108,635	104,970

	19,136,684	13,165,816

Investments	—	1,566,965
Costs and estimated earnings in excess
of billings on uncompleted contracts	4,294,592	2,452,908
Inventory	2,344,155	1,788,113
Prepaid expenses	1,629,648	1,662,501

Total current assets	27,405,079	20,636,303

Property, plant and equipment - at cost	12,689,448	8,346,914
Less accumulated depreciation	5,522,103	4,576,464

Property, plant and equipment, net	7,167,345	3,770,450

Note receivable, long term - affiliate	1,596,636	1,705,266
Other assets	23,738	29,276

Total assets	$36,192,798	26,141,295

See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Balance Sheets (Continued)

December 31, 2013 and 2012

Liabilities and Stockholder's Equity
	2013	2012
Current liabilities:
Accounts payable	$5,303,728	3,135,565
Accounts payable - affiliates and others	11,308	—
Customer deposits	2,241,493	1,147,865
Accrued liabilities:
Wages, bonuses and sales commissions	1,398,856	800,849
Sales, payroll, workers' compensation
and other taxes	281,722	205,255
Personal property, real estate taxes and other taxes	486,050	171,517
Other	25,000	25,000
Billings in excess of costs and estimated
earnings on uncompleted contracts	15,329,675	13,463,077

Total current liabilities	25,077,832	18,949,128

Long-term liabilities:
Other accrued liabilities	257,370	282,370

Stockholder's equity:
Common stock	30,323	30,323
Additional paid in capital	6,815,804	3,193,804
Retained earnings	3,848,001	3,543,470
Accumulated other comprehensive income	163,468	142,200

Total stockholder's equity	10,857,596	6,909,797

Total liabilities and stockholder's equity	$36,192,798	26,141,295

See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Income

Years Ended December 31, 2013 and 2012

	2013	2012

Revenues	$88,790,481	62,072,468

Cost of revenues	68,443,887	48,058,479

Gross profit	20,346,594	14,013,989

Selling expenses	6,319,643	4,985,897
Administrative expenses	5,677,870	4,229,148
Discretionary compensation	2,325,560	1,580,873

Income from operations	6,023,521	3,218,071

Other income (expense):
Gain on disposition of equipment	2,713	—
Other income	164,290	943,756

Total other income from operations	167,003	943,756

Income before taxes from operations	6,190,524	4,161,827

Income tax expense	86,205	80,555

Net income	$6,104,319	4,081,272

See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Comprehensive Income

Years Ended December 31, 2013 and 2012

	2013	2012

Net Income	$6,104,319	4,081,272

Other comprehensive income:
Foreign currency translation adjustment	21,268	13,255

Comprehensive income	$6,125,587	4,094,527

See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Changes in Stockholder's Equity
Years Ended December 31, 2013 and 2012

				Accumulated
		Additional		other
	Common	paid in	Retained	comprehensive
	stock	capital	Earnings	income	Total
Balance, December 31, 2011	$30,323	904,934	4,539,889	128,945	5,604,091

Net income	-	-	4,081,272	-	4,081,272

Capital contributions	-	2,288,870	-	-	2,288,870

Other comprehensive income	-	-	-	13,255	13,255

Dividends	-	-	(5,077,691)	-	(5,077,691)

Balance, December 31, 2012	$30,323	3,193,804	3,543,470	142,200	6,909,797

Net income	-	-	6,104,319	-	6,104,319

Capital contributions	-	3,622,000	-	-	3,622,000

Other comprehensive income	-	-	-	21,268	21,268

Dividends	-	-	(5,799,788)	-	(5,799,788)

Balance, December 31, 2013	$30,323	6,815,804	3,848,001	163,468	10,857,596

See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Cash Flows
Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$6,104,319	4,081,272
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	968,960	476,347
Bad debt expense	148,206	180,308
LIFO reserve	(35,764)	(67,928)
Gain on disposition of equipment	(2,713)	—
Increase (decrease) due to changes in assets
and liabilities:
Accounts receivable	(3,641,265)	(1,623,964)
Inventory	(520,278)	(159,736)
Prepaid expenses and other assets	38,391	(202,842)
Costs and estimated earnings in excess of
billings on uncompleted contracts	(1,841,684)	299,342
Accounts payable	2,179,471	122,567
Billings in excess of costs and estimated
earnings on uncompleted contracts	1,866,598	2,807,872
Customer deposits	1,093,628	248,878
Accrued liabilities	964,007	(61,874)
Deferred commissions - net	—	(57,654)
Proceeds from sale of trading investments	5,535,938	16,038,263
Purchases of trading investments	(3,968,973)	(17,605,228)
Net cash provided by operating	8,888,841	4,475,623

Cash flows from investing activities:
Additions to property, plant and equipment	(4,380,275)	(2,268,778)
Proceeds from disposition of equipment	17,133	—
Net cash used in investing activities	(4,363,142)	(2,268,778)

Cash flows from financing activities:
Payments received on notes receivable	104,965	100,913
Capital contributions	3,622,000	2,288,870
Dividends paid	(5,799,788)	(6,009,744)
Net cash used in financing activities	(2,072,823)	(3,619,961)

Foreign currency translation adjustment	21,268	13,255

Net increase (decrease) in cash and cash equivalents	2,474,144	(1,399,861)

Cash and cash equivalents at beginning of year	3,075,882	4,475,743

Cash and cash equivalents at end of year	$5,550,026	3,075,882
See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Cash Flows (Continued)
Years Ended December 31, 2013 and 2012

	2013	2012
Supplemental disclosure of cash transactions:
Taxes paid	$86,205	114,111

See accompanying notes to the combined financial statements.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of business
The combined companies (“Company”) design, manufacture, install and maintain greenhouses, garden centers, conservatories, solar panel mounting systems and related products. The Company’s customers include retailers, commercial growers, general contractors, horticultural distributors and institutions. The customers are located globally.

Principles of combination
The combined financial statements include the accounts of Rough Brothers Manufacturing, Inc. and subsidiaries, RBI Solar, Inc. and subsidiary, and Delta T Solutions Inc. All material intercompany accounts and transactions have been eliminated.

Rough Brothers Manufacturing, Inc. (“RBM”) and subsidiaries include the consolidated accounts of Rough Brothers Manufacturing, Inc. and its wholly owned subsidiaries, Rough Brothers, Inc. (“RBI”) and subsidiary Rough Brothers Construction Inc., and Rough Brothers Asia, LLC and its subsidiary Rough Brothers Greenhouse Manufacturing (Shanghai) Co., Ltd (“RBGM”). All material intercompany accounts and transactions have been eliminated.

RBI Solar, Inc. and subsidiaries include the consolidated accounts of RBI Solar, Inc. and its wholly owned subsidiary RBI International, LLC and its subsidiary RBI Solar KK (Japan). All material intercompany accounts and transactions have been eliminated.

The companies included in the combined financial statements are under common ownership and management.

Cash and cash equivalents
The Company considers all cash instruments with an original maturity of 90 days or less to be cash and cash equivalents. The companies have pooled cash accounts.

Accounts receivable
The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of collections and current credit conditions. To reduce the credit risk associated with significant accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition. The allowance for doubtful accounts was $222,590 and $227,104 at December 31, 2013 and 2012, respectively.

Accounts receivable included retentions on contracts of $1,038,051 and $1,420,242 at December 31, 2013 and 2012, respectively.

Revenues and cost recognition
Revenues from contracts are recognized on the percentage-of-completion method, measured by comparing costs incurred to date to estimated total costs to be incurred. This method is used because management considers costs to be the best available measure of progress on these contracts. Revenue on projects of a short term or purchase order nature are recognized as completed.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

Contract costs include all direct costs related to contract performance. Selling and administrative expenses are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Because of inherent uncertainties in estimating costs, it is reasonably possible that changes in performance could result in revisions to cost and income, which are recognized in the period when the revisions are determined.

The Company received $500,000 in 2000 for a separately stated extended warranty on a contract which was recorded as deferred revenue and is recognized in income on a straight -line basis over the warranty period. Income recognized in other income on this warranty was $25,000 in 2013 and 2012.

Inventory
Inventory for RBM is stated at the lower of cost or market. Cost for RBM is determined by the last-in, first-out (LIFO) method. If the first-in, first-out (FIFO) method had been used, net income would have been approximately $6,069,000 and $4,140,000 for the years ended December 31, 2013 and 2012, respectively. For companies other than RBM, cost is determined on a first-in, first-out (FIFO) basis.

	2013	2012
Inventory at cost	$2,506,090	1,750,195
LIFO reserve	(397,532)	(433,296)
Total inventory at LIFO	2,108,558	1,316,899
Inventory carried at FIFO	235,597	471,214

Total inventory	$2,344,155	1,788,113

No reserve for obsolescence, slow moving or obsolete parts has been made for inventory for the years ended December 31, 2013 and 2012.

Investments
Investments in marketable securities and all investments in debt securities are valued at their fair values in the combined financial statements. Investments are considered temporary and available for operations and therefore, they have been classified as trading securities. In 2013, the Company liquidated its investment portfolio.

Property, plant and equipment
Property, plant and equipment are recorded at cost. Major repairs and betterments are capitalized if it extends the life of the asset. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are as follows:

Machinery and equipment	5 to 7 years
Dies	3 years
Transportation equipment	5 years
Office equipment	3 to 10 years

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

Income taxes
Rough Brothers Manufacturing, Inc. along with Delta T Solutions, Inc. and RBI Solar, Inc. have elected to be taxed as an S corporation. In lieu of corporate income taxes, the stockholder of an S corporation is taxed on their proportionate share of the Company’s taxable income. These entities are assessed local taxes at the corporate level. Rough Brothers, Inc. and its subsidiary Rough Brother Construction, Inc. (C Corporations) file a consolidated return as of the July 1, 2012 and forward. Income tax expense related to these two companies is included in the tax expense.

RBGM is a foreign corporation subject to taxation in China. There were net operating loss carry-forward amounts sufficient not to incur taxes in China. Any deferred tax asset attributable to Chinese income taxes has been fully reserved. Such amount is immaterial to the combined financial statements as a whole. Its income and loss is included in that of the Company for U.S. income tax purposes as a pass-through entity.

RBI Solar, KK a foreign corporation subject to taxation in accordance with the tax provisions of the country of Japan. In accordance with the Japanese tax provisions, income repatriated to the United States is taxable to the parent company only upon receipt of dividends. In 2013, it incurred losses for which a deferred tax asset has been recognized, however, it has been fully reserved due to the startup nature of the business. The amount would be immaterial to the combined financial statements as a whole.

The Company’s policy, generally, is to make distributions to its stockholder at least sufficient to pay the individual tax liabilities related to their share of the Company’s taxable income.

Uncertain tax positions
Uncertainty in income taxes is accounted for in accordance with accounting principles generally accepted in the United States of America, which clarify the accounting and recognition for income tax positions taken or expected to be taken in the income tax returns. The Company’s income tax filings are subject to audit by various taxing authorities, with open audit periods of 2011–2013. The Company’s policy with regard to interest and penalty is to recognize interest through interest expense and penalties through other expense. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances.

Foreign currency transactions and translations
The functional currency of the Chinese operations is the Chinese yuan. Gains and losses in translation of the Chinese yuan to U.S. dollars are included as a separate component of stockholder’s equity under accumulated other comprehensive income. Gains and losses due to monetary transactions are recorded in the income statement in the period of the transaction.

The functional currency of the Japanese operations is the Japanese yen. Gains and losses in translation of the Japanese yen to U.S. dollars are included as a separate component of stockholder’s equity under accumulated other comprehensive income. Gains and losses due to monetary transactions are recorded in the income statement in the period of the transaction.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

Estimates
Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the Unites States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could differ from those estimates.

Shipping and handling costs
The Company’s shipping and handling costs are included in cost of revenues for all periods presented.

Advertising
The Company expenses advertising costs when the advertisement occurs. Advertising expense was $1,125,989 and $869,615 in 2013 and 2012, respectively.

Common control leasing arrangements
The Company has decided to early- adopt the provisions of the Accounting Standards Update (“ASU”) 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements and has not consolidated the financial statements of two of the Company’s real estate variable interest entities (5513 Vine, LLC and PaddockRD LLC) in the accompanying combined financial statements (Note 15).

Subsequent event
The Company evaluates events and transactions occurring subsequent to the date of the combined financial statements for matters requiring recognition or disclosure in the combined financial statements. The accompanying combined financial statements consider events through October 21, 2014, the date on which the combined financial statements were available to be issued.

2. FAIR VALUES OF ASSETS AND LIABILITIES:

Generally accepted accounting principles define fair value, establish a framework for measuring fair value, and establish a fair value hierarchy that prioritizes the inputs to valuation techniques. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach are used to measure fair value. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities the Company has the ability to access.

•	Level 2 inputs are inputs (other than quoted prices included within level 1) that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability and rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and short-term debt approximated fair value as of December 31, 2013 and 2012, because of the relatively short maturity of these instruments. The carrying value of long- term note receivable, including the current portion, approximated fair value as of December 31, 2013 and 2012, based on current borrowing rates for notes with similar maturities.

Fair value of investments on Level 1 inputs (money market funds) are based on listed prices on publicly traded exchanges. Fair value of investments on Level 2 inputs consists of bonds funds valued at the offering values of similar assets.

There were no investment holdings at December 31, 2013.

The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

Fair Value Measurements at Reporting Date Using

Investments:	Fair Value	Cost	Level 1	Level 2	Level 3

Money market	$32,176	32,176	32,176	—	—
Intermediate-term bond funds	927,236	927,236	—	927,236	—
Municipal bond funds	607,553	607,553	—	607,553	—
	$1,566,965	1,566,965	32,176	1,534,789	—

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

	2013	2012
Cost incurred on uncompleted contracts	$69,998,712	53,027,669
Estimated earnings	11,584,107	8,395,194
	81,582,819	61,422,863
Less billings to date	(92,617,902)	(72,433,032)
	$(11,035,083)	(11,010,169)

Amounts are included in the consolidated balance sheet under the following classifications:

	2013	2012
Costs in excess of billings	$4,294,592	2,452,908
Billings in excess of costs	(15,329,675)	(13,463,077)
	$(11,035,083)	(11,010,169)
The estimated contract revenue, estimated costs and gross profit related to work to be performed on contracts in progress approximated $34 million, $29 million, and $5 million at December 31, 2013, and $26 million, $22 million, and $4 million at December 31, 2012.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

4. PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment at December 31, consisted of the following:

	2013	2012
Machinery and equipment	$10,966,828	6,945,143
Dies	471,283	428,120
Transportation equipment	205,527	170,613
Office equipment	1,045,810	803,038
	12,689,448	8,346,914
Less accumulated depreciation	(5,522,103)	(4,576,464)
	$7,167,345	3,770,450

5. BANK LINES OF CREDIT:

The Company had access to a line of credit totaling $5,000,000 at December 31, 2013. The line bore interest equal to 3% in excess of 30 day LIBOR rate (3.17% at December 31, 2013) and expired on August 31, 2014. Subsequent to December 31, 2013, this line of credit was amended to increase the principal borrowing capacity to $12,000,000 and extend the maturity to August 14, 2015; all other terms remained unchanged. The line is collateralized by all Company tangible and intangible personal property. Borrowings under the line are subject to certain financial covenants. The Company had no borrowings at December 31, 2013 and 2012.

6. PRODUCT WARRANTY COSTS:

The Company accrues estimated future warranty obligations and recognizes income on an extended warranty sold. Accrued warranty costs are included in other accrued liabilities within the combined balance sheets at December 31, 2013 and December 31, 2012.

The following table is a reconciliation of these product warranty costs and income recognized:

	2013	2012
Balance at beginning of period	$307,370	519,823
Provision for warranty cost	—	22,547
Warranty revenue recognized	(25,000)	(235,000)
Balance at end of period	$282,370	307,370

In addition, the Company provides for warranty contingencies for long-term projects as part of its work in process calculations. Those amounts are included in billings in excess of costs.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

7. DEFERRED COMMISSIONS:

In 1991 the Company entered into a note with an outside salesman. At the inception of the agreement the Company owed $196,418 in commissions for past sales. The agreement provides for interest on the unpaid balance at 6% and annual payments ranging from $15,000 to $50,000. The final amount of $57,654 was paid in full during 2012.

8.    STOCKHOLDER’S EQUITY:

			Issued and	Stated
Rough Brothers	Par	Authorized	Outstanding	Value

Manufacturing Inc.	No par	750 Shares	20 Shares	$29,823
RBI Solar, Inc.	No par	1,500 Shares	1,500 Shares	500
Delta T Solutions Inc.	No par	10,000 Shares	1,000 Shares	-
				$30,323

9.    LEASE COMMITMENTS:

The Company leases office and warehouse facilities under various operating leases. Total rent expense was approximately $535,000 and $491,000 in 2013 and 2012, respectively. Included in rent expense for both 2013 and 2012 is $200,644 for RBM’s five year lease of its office and warehouse facilities from 5513 Vine, LLC (Notes 11 and 15). Also included in rent expense for 2013 and 2012 is approximately $142,000 and $137,000, respectively, for a ten year operating lease for foreign manufacturing facilities.

As of December 31, 2013, future minimum lease payments, including amounts due to related parties, approximate:

2014	$350,000
2015	350,000
2016	249,000
2017	150,000
2018	25,000

$1,124,000

10.    DISCRETIONARY COMPENSATION:

Discretionary compensation consists of profit sharing bonuses and 401(k) matching contributions given to employees.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012
11. TRANSACTIONS WITH RELATED PARTIES:

ProtekPark, Inc. (ProtekPark)

ProtekPark was formed in 2002. ProtekPark designs and constructs covered parking structures. The Company has $7,113 and $26,196 receivable from ProtekPark as of December 31, 2013 and 2012, respectively. The Company has a payable to the related party of $6,488 at December 31, 2013. The Company had sales to ProtekPark of $5,417 and $26,752 in 2013 and 2012, respectively, purchased design services in the amount of $23,882 in 2013, and received management fees from ProtekPark of $216,000 in 2013 and 2012.

RBI Series of Fortress Insurance, LLC

RBI Series of Fortress Insurance, LLC is a captive insurance company formed in 2012 and is related to the Company through common ownership. The Company paid insurance premiums of $1,199,253 and $1,199,718 in 2013 and 2012, respectively to RBI Series of Fortress Insurance, LLC. At December 31, 2013 and 2012, the Company has $1,235,054 and $1,223,616, respectively, in prepaid insurance.

5513 Vine, LLC

5513 Vine LLC was formed in 2011 and is a real estate entity related to the Company through common ownership (Note 15). 5513 Vine LLC leases office and warehousing space to the Company (Note 9). The Company paid rent of $200,644 in both 2013 and 2012. The Company has a note receivable from 5513 Vine, LLC with an outstanding balance of $1,705,271 and $1,810,236, respectively, as of December 31, 2013 and 2012. Interest on the note is 3.75% per annum. The Company recognized interest income of $66,400 and $70,245 in 2013 and 2012, respectively. This note is due July 2016, with balloon payment of $1,434,255 due upon maturity.

PaddockRD LLC

PaddockRD LLC was formed in 2012 and is a real estate entity related to the Company through common ownership (Note 15). The Company paid operating expenses on behalf of PaddockRD LLC of $256,100 and $40,000 in 2013 and 2012, respectively. The Company has $125,000 and $57,633 receivable from PaddockRD LLC as of December 31, 2013 and 2012, respectively. The Company has a payable to the related party of $4,820 at December 31, 2013.

12. CONCENTRATIONS OF CREDIT RISK:

Cash
The Company has cash balances in a high credit quality financial institution. At times balances in these accounts may exceed the FDIC insurance limits. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $250,000. As of December 31, 2013 the Company had funds on deposit of approximately $6,000,000 in excess of insured amounts. The Company also has approximately $1,272,000 (in US dollars) in foreign bank accounts as of December 31, 2013. The Company believes it is not exposed to any significant credit risk of loss in cash.

Foreign operations
In 2006 the Company commenced manufacturing operations in China. The Company had assets of approximately $3,454,000 and $1,856,000 located in China at December 31, 2013 and 2012. The Chinese operations had net income of approximately $46,000 and $191,000 in 2013 and 2012, respectively.

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

In 2013 the Company formed RBI International LLC (an Ohio company) to own a newly created foreign subsidiary, RBI Solar KK, for its operations in Japan. The Company had assets of approximately $395,000 at December 31, 2013. The Japanese operations had a net loss of approximately $303,000 in 2013.

Major customers
The Company sells to large national chain organizations, corporations and privately held businesses. The Company had one customer that represented 13% of total revenues for the year ended December 31, 2013, and one customer that represented 14% of accounts receivable at December 31, 2013. The loss of this customer could adversely affect the operations of the Company.

13. RETIREMENT PLAN:

The Company has a 401(k) plan for the benefit of all eligible employees. At its discretion, the Company may make several types of contributions to the Plan. Participants may make voluntary contributions to the plan up to the lesser of 100% of compensation (as defined by the plan) or the maximum allowed by the IRS. The Company’s contribution charged to operations was $31,108 and $23,208 in 2013 and 2012, respectively.

14. LITIGATION:

The Company is involved in legal proceedings, claims, and litigation arising in the ordinary course of business. Management considers the possibility of an unfavorable outcome to be remote and it is not possible at the present time to estimate the range of potential loss, if any, which might result from these actions. Therefore, no provision for any liability that may result has been made in the combined financial statements.

15. VARIABLE INTEREST ENTITIES:

In accordance with accounting principles generally accepted in the United States of America, management has determined 5513 Vine, LLC and PaddockRd LLC, real estate entities related to the Company through common ownership, are variable interest entities, and the Company is the primary beneficiary. The Company elected to adopt the provisions of ASU 2014-07 and to not consolidate the financial position and results of operations of these variable interest entities. The change, which is required to be applied retrospectively to all financial periods presented within the combined financial statements, was made to more clearly reflect the financial performance and operating results of the Company. The effects of the change on total assets, liabilities, equities at December 31, 2013 and 2012, and net income for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
5513 Vine, LLC
Total assets	$1,808,088	1,869,061
Total liabilities	1,705,271	1,810,236
Total equities	102,817	58,825
Net income	43,992	40,051

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
December 31, 2013 and 2012

PaddockRd LLC
Total assets	$1,538,313	1,349,715
Total liabilities	166,769	97,590
Total equities	1,371,544	1,252,125
Net income (loss)	119,419	(88,375)

16. SUBSEQUENT EVENTS

In June 2014 RBI Solar, Inc. acquired all of the outstanding stock of Renusol GMBH, an unrelated third party, for cash of approximately $3,900,000. Renusol GMBH is located in Germany, and has a wholly owned subsidiary, Renusol America in Atlanta, Georgia (collectively “Renusol”). Renusol designs and installs roof mount solar panel mounting systems. The acquisition allows RBI Solar, Inc. to expand its existing offerings to its customers.

A summary of the purchase of Renusol GMBH follows:

Current assets	$6,582,517
Long term assets	1,068,858

Total assets	7,651,375

Less liabilities assumed	3,196,696
Gain on purchase of company	569,970

Cash paid	$3,884,709

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
							Combining Balance Sheet
							December 31, 2013
			Rough Brothers
	Rough	Rough	Greenhouse
Assets	Brothers	Brothers, Inc.	Manufacturing		Delta T
	Manufacturing,	and	(Shanghai)	RBI Solar	Solutions,	RBI
	Inc.	Subsidiary	Co., Ltd.	KK	Inc.	Solar, Inc.	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$(1,504,105)	2,783,608	1,067,179	204,070	80,092	2,919,182	-	5,550,026
Accounts receivable - trade
net of allowance for doubtful accounts	—	7,425,617	—	14,622	257,455	5,648,216	-	13,345,910
Accounts receivable - intercompany	2,226,523	—	—	—	5,219	131,750	(2,363,492)	—
Accounts receivable - affiliates and others	130,734	1,379	—	—	—	—	-	132,113
Note receivable, current - affiliate	108,635	—	—	—	—	—	-	108,635

	961,787	10,210,604	1,067,179	218,692	342,766	8,699,148	(2,363,492)	19,136,684

Costs and estimated earnings in excess
of billings on uncompleted contracts	—	1,474,362	1,950,159	—	98,561	771,510	—	4,294,592
Inventory	2,108,558	—	—	—	235,597	—	—	2,344,155
Prepaid expenses	701,302	2,862	207,666	19,185	4,521	694,112	—	1,629,648

Total current assets	3,771,647	11,687,828	3,225,004	237,877	681,445	10,164,770	(2,363,492)	27,405,079

Property, plant and equipment - at cost	7,509,546	29,272	642,328	162,151	54,188	4,291,963	—	12,689,448
Less accumulated depreciation	4,365,622	29,272	436,103	5,067	40,962	645,077	—	5,522,103

Property, plant and equipment, net	3,143,924	—	206,225	157,084	13,226	3,646,886	—	7,167,345

Investment in subsidiaries	1,748,714	—	—	—	—	253,949	(2,002,663)	—
Note receivable, long term - affiliate	1,596,636	—	—	—	—	—	—	1,596,636
Other assets	1,000	—	22,738	—	—	—	—	23,738

Total assets	$10,261,921	11,687,828	3,453,967	394,961	694,671	14,065,605	(4,366,155)	36,192,798

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
			Combining Balance Sheet (Continued)
							December 31, 2013
			Rough Brothers
	Rough	Rough	Greenhouse
Liabilities and Stockholder's Equity	Brothers	Brothers, Inc.	Manufacturing		Delta T
	Manufacturing,	and	(Shanghai)	RBI Solar	Solutions,	RBI
	Inc.	Subsidiary	Co., Ltd.	KK	Inc.	Solar, Inc.	Eliminations	Consolidated
Current liabilities:
Accounts payable	$4,337,001	360,009	50,749	12,944	196,745	346,280	—	5,303,728
Accounts payable - intercompany	5,219	1,216,575	—	131,750	299,097	710,851	(2,363,492)	—
Accounts payable - affiliated and others	4,820	—	—	—	—	6,488	—	11,308
Customer deposits	—	313,836	1,920,873	—	4,086	2,698	—	2,241,493
Accrued liabilities:
Wages, bonuses and sales commissions	498,463	567,015	84,016	15,576	17,262	216,524	—	1,398,856
Sales, payroll, workers' compensation
and other taxes	38,068	193,577	—	—	5,163	44,914	—	281,722
Personal property, real estate taxes and other taxes	97,079	140,319	34,696	—	759	213,197	—	486,050
Other	—	25,000	—	—	—	—	—	25,000
Billings in excess of costs and estimated
earnings on uncompleted contracts	—	7,867,878	178,442	—	167,881	7,115,474	—	15,329,675

Total current liabilities	4,980,650	10,684,209	2,268,776	160,270	690,993	8,656,426	(2,363,492)	25,077,832

Long-term liabilities:
Other accrued liabilities	—	257,370	—	—	—	—	—	257,370

Stockholder's equity:
Common stock	29,823	850	—	16,278	—	500	(17,128)	30,323
Additional paid in capital	2,448,304	361,870	2,000,000	540,550	50,000	4,317,500	(2,902,420)	6,815,804
Retained earnings (deficit)	2,803,144	383,529	(997,535)	(302,879)	(46,322)	1,091,179	916,885	3,848,001
Accumulated other comprehensive income (loss)	—	—	182,726	(19,258)	—	—	—	163,468

Total stockholder's equity	5,281,271	746,249	1,185,191	234,691	3,678	5,409,179	(2,002,663)	10,857,596

Total liabilities and stockholder's equity	$10,261,921	11,687,828	3,453,967	394,961	694,671	14,065,605	(4,366,155)	36,192,798

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
							Combining Statement of Income
							Year ended December 31, 2013
			Rough Brothers
	Rough	Rough	Greenhouse
	Brothers	Brothers, Inc.	Manufacturing		Delta T
	Manufacturing,	and	(Shanghai)	RBI Solar	Solutions,	RBI
	Inc.	Subsidiary	Co., Ltd.	KK	Inc.	Solar, Inc.	Eliminations	Consolidated

Revenues	$26,113,157	43,916,432	3,511,669	—	2,340,545	41,339,342	(28,430,664)	88,790,481

Cost of revenue	20,290,066	38,568,417	2,635,685	22,729	1,977,765	33,349,854	(28,400,629)	68,443,887

Gross profit	5,823,091	5,348,015	875,984	(22,729)	362,780	7,989,488	(30,035)	20,346,594

Selling expenses	157,812	3,462,176	436,123	3,197	431,543	2,069,967	(241,175)	6,319,643
Administrative expenses	3,385,387	679,280	395,126	276,416	131,719	1,718,471	(908,529)	5,677,870
Discretionary compensation	828,886	1,095,784	—	—	1,993	398,897	—	2,325,560

Income from operations	1,451,006	110,775	44,735	(302,342)	(202,475)	3,802,153	1,119,669	6,023,521

Other income (expense):
Income from subsidiaries	178,626	—	—	—	—	(302,879)	124,253	—
Interest expense	(9,198)	—	—	—	(9,503)	—	18,701	—
Gain on disposition of equipment	2,713	—	—	—	—	—	—	2,713
Other income (expense)	1,379,874	35,214	1,408	(240)	2,789	(116,385)	(1,138,370)	164,290

Total other income (expense) from operations	1,552,015	35,214	1,408	(240)	(6,714)	(419,264)	(995,416)	167,003

Income before taxes from operations	3,003,021	145,989	46,143	(302,582)	(209,189)	3,382,889	124,253	6,190,524

Income tax expense	61,306	13,506	—	297	1,433	9,663	—	86,205

Net income	$2,941,715	132,483	46,143	(302,879)	(210,622)	3,373,226	124,253	6,104,319

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
						Combining Balance Sheet
						December 31, 2012
			Rough Brothers
	Rough	Rough	Greenhouse
Assets	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$(474,550)	1,305,904	282,638	186,543	1,775,347	—	3,075,882
Accounts receivable - trade
net of allowance for doubtful accounts	—	6,997,362	4,879	214,066	2,684,828	—	9,901,135
Accounts receivable - intercompany	1,053,505	2,719,456	—	17,628	—	(3,790,589)	—
Accounts receivable - affiliates and others	77,697	6,132	—	—	—	—	83,829
Note receivable, current - affiliate	104,970	—	—	—	—	—	104,970

	761,622	11,028,854	287,517	418,237	4,460,175	(3,790,589)	13,165,816

Investments	938,742	—	—	—	628,223	—	1,566,965
Costs and estimated earnings in excess
of billings on uncompleted contracts	—	1,026,451	1,015,624	47,997	362,836	—	2,452,908
Inventory	1,316,899	266,848	—	204,366	—	—	1,788,113
Prepaid expenses	712,101	11,970	310,658	5,201	622,571	—	1,662,501

Total current assets	3,729,364	12,334,123	1,613,799	675,801	6,073,805	(3,790,589)	20,636,303

Property, plant and equipment - at cost	4,843,387	42,272	607,386	52,737	2,801,132	—	8,346,914
Less accumulated depreciation	3,945,742	30,139	393,961	34,335	172,287	—	4,576,464

Property, plant and equipment, net	897,645	12,133	213,425	18,402	2,628,845	—	3,770,450

Investment in subsidiaries	1,570,088	—	—	—	—	(1,570,088)	—
Note receivable, long term - affiliate	1,705,266	—	—	—	—	—	1,705,266
Other assets	1,000	—	28,276	—	—	—	29,276

Total assets	$7,903,363	12,346,256	1,855,500	694,203	8,702,650	(5,360,677)	26,141,295

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
						Combining Balance Sheet (Continued)
						December 31, 2012
			Rough Brothers
	Rough	Rough	Greenhouse
Liabilities and Stockholder's Equity	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	Eliminations	Consolidated
Current liabilities:
Accounts payable	$1,906,858	606,936	86,899	67,143	467,729	—	3,135,565
Accounts payable - intercompany	2,721,010	484,198	—	290,578	294,803	(3,790,589)	—
Customer deposits	—	503,394	528,328	5,938	110,205	—	1,147,865
Accrued liabilities:
Wages, bonuses and sales commissions	298,825	287,907	39,235	22,484	152,398	—	800,849
Sales, payroll, workers' compensation
and other taxes	80,327	116,892	—	4,492	3,544	—	205,255
Personal property, real estate taxes and other taxes	80,102	—	—	1,433	89,982	—	171,517
Other	—	25,000	—	—	—	—	25,000
Billings in excess of costs and estimated
earnings on uncompleted contracts	—	9,425,793	102,516	32,835	3,901,933	—	13,463,077

Total current liabilities	5,087,122	11,450,120	756,978	424,903	5,020,594	(3,790,589)	18,949,128

Long-term liabilities:
Other accrued liabilities	—	282,370	—	—	—	—	282,370

Stockholder's equity:
Common stock	29,823	850	—	—	500	(850)	30,323
Additional paid in capital	404,304	361,870	2,000,000	50,000	2,739,500	(2,361,870)	3,193,804
Retained earnings (deficit)	2,382,114	251,046	(1,043,678)	219,300	942,056	792,632	3,543,470
Accumulated other comprehensive income	—	—	142,200	—	—	—	142,200

Total stockholder's equity	2,816,241	613,766	1,098,522	269,300	3,682,056	(1,570,088)	6,909,797

Total liabilities and stockholder's equity	$7,903,363	12,346,256	1,855,500	694,203	8,702,650	(5,360,677)	26,141,295

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
			Combining Statement of Income
						Year ended December 31, 2012
			Rough Brothers
	Rough	Rough	Greenhouse
	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	Eliminations	Consolidated

Revenues	$23,930,761	41,449,504	3,307,898	2,805,585	17,312,288	(26,733,568)	62,072,468

Cost of revenue	18,471,713	37,086,474	2,535,068	2,109,839	14,326,239	(26,470,854)	48,058,479

Gross profit	5,459,048	4,363,030	772,830	695,746	2,986,049	(262,714)	14,013,989

Selling expenses	78,969	3,384,852	310,960	362,845	1,016,133	(167,862)	4,985,897
Administrative expenses	3,279,043	635,655	276,267	135,415	560,671	(657,903)	4,229,148
Discretionary compensation	575,939	721,049	—	43,315	240,570	—	1,580,873

Income from operations	1,525,097	(378,526)	185,603	154,171	1,168,675	563,051	3,218,071

Other income (expense):
Income from subsidiaries	361,173	—	—	—	—	(361,173)	—
Interest expense	(9,216)	—	—	(11,077)	—	20,293	—
Other income	886,732	584,435	5,737	4,765	45,431	(583,344)	943,756

Total other income (expense) from operations	1,238,689	584,435	5,737	(6,312)	45,431	(924,224)	943,756

Income before taxes from operations	2,763,786	205,909	191,340	147,859	1,214,106	(361,173)	4,161,827

Income tax expense	31,819	36,076	—	1,278	11,382	—	80,555

Net income	$2,731,967	169,833	191,340	146,581	1,202,724	(361,173)	4,081,272